Exhibit 10.3
ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to SIR ARBOR POINTE, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Real Estate Purchase and Sale Agreement with Escrow Instructions dated February 16, 2011, as amended to the date hereof (as amended, the “Purchase Agreement”), between Arbor Pointe, L.P. (“Seller”) and Assignor for the purchase and sale of that certain real property located in Louisville, Kentucky, as more particularly described in Exhibit A attached hereto (the “Property”).
Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.
All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment , and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.
(SIGNATURES APPEARS ON FOLLOWING PAGE)

WITNESS THE EXECUTION HEREOF, as of this May 5, 2011.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC., a California corporation

By:	/s/ Dinesh Davar

Name:	Dinesh Davar
Title:	Chief Financial Officer

ASSIGNEE:

SIR ARBOR POINTE, LLC an Delaware limited liability company

By:	Steadfast Income Advisor, LLC, a Delaware limited liability company, its Manager

	By:	/s/ Ana Marie del Rio

	Name:	Ana Marie del Rio
	Title:	Secretary

Exhibit A
DESCRIPTION OF THE LAND
Located in Jefferson County, Kentucky:
Being all of Residual Tract “13R” as shown on approved Minor Subdivision Plat bearing Docket #126-93 attached to and made a part of instrument recorded in Deed Book 6330, page 761, in the Office of the Clerk of Jefferson County, Kentucky.
Being the same property conveyed to Arbor Pointe Limited Partnership, an Ohio limited partnership, by Deed dated December 7, 1993, recorded in Deed Book 6391, Page 693, in the Office of the Clerk of Jefferson County, Kentucky.